UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, the Board of Directors (the “Board”) of ImmunoGen, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws (following such amendment and restatement, the “Amended and Restated By-Laws”). The Amended and Restated By-Laws were amended and restated to, among other things, enhance procedural mechanics and disclosure requirements in connection with shareholder nominations and submissions of proposals regarding other business at the Company’s annual meeting of shareholders, including to reflect new “universal proxy” rules in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended. In addition to certain procedural requirements related to the “universal proxy” rules, the amendments reflected in the Amended and Restated By-Laws include, among other things:

●	requiring certain additional background information, disclosures, and representations regarding shareholders proposing nominations or business before shareholder meetings, proposed nominees and other persons related to shareholders’ solicitation of proxies;

●	requiring certain additional background information and disclosures regarding shareholders calling a special meeting and the purpose for such special meeting, as well as permitting certain instances when a special meeting is not required to be called;

●	permitting shareholders and proxyholders to participate in meetings remotely, to the extent permitted by Massachusetts law;

●	removing the requirement that shareholders fix the number of directors to be elected at each annual meeting of shareholders;

●	permitting the Company’s Chief Executive Officer to call special meetings of the Company’s shareholders and the Board, and to appoint certain of the Company’s officers;

●	requiring the advancement of expenses with respect to director and officer indemnification; and

●	making certain additional technical, conforming, modernizing, and clarifying changes.

The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, attached hereto as Exhibit 3.1 in marked form showing the changes described above, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2023 annual meeting of shareholders of the Company held on June 14, 2023 (the “2023 Annual Meeting”), shareholders fixed the number of directors constituting the full Board of the Company at nine according to the following vote:

For:	156,535,922
Against:	435,617
Abstain:	678,206
Broker Non-Votes:	25,169,190

At the 2023 Annual Meeting, shareholders elected nine directors according to the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Stuart A. Arbuckle	143,760,206	13,889,539	25,169,190
Mark J. Enyedy	155,483,440	2,166,305	25,169,190
Mark A. Goldberg, M.D.	153,755,304	3,894,441	25,169,190
Tracey L. McCain, Esq.	143,854,594	13,795,151	25,169,190
Stephen C. McCluski	154,413,361	3,236,384	25,169,190
Dean J. Mitchell	108,169,736	49,480,009	25,169,190
Kristine Peterson	139,924,924	17,724,821	25,169,190
Helen M. Thackray, M.D.	155,386,213	2,263,532	25,169,190
Richard J. Wallace	154,673,900	2,975,845	25,169,190

At the 2023 Annual Meeting, shareholders voted, on an advisory basis, on the compensation paid to our named executive officers, as described in the Proxy Statement (referred to as the “say-on-pay vote”) as follows:

For:	151,434,309
Against:	4,809,048
Abstain:	1,406,388
Broker Non-Votes:	25,169,190

At the 2023 Annual Meeting, shareholders voted, on an advisory basis, on the frequency of future shareholder advisory votes on compensation of the Company’s named executive officers as follows:

One Year:	155,975,455
Two Years:	140,845
Three Years:	712,387
Abstain:	821,058
Broker Non-Votes:	25,169,190

The Board considered the outcome of this advisory vote and determined that the Company will hold a vote on the frequency of future shareholder advisory votes on compensation of the Company’s name executive officer every year, or until the Board determines that it is in the best interests of the Company to hold such vote with a different frequency.

At the 2023 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 according to the following vote:

For:	177,531,372
Against:	4,513,445
Abstain:	774,118
Broker Non-Votes:	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws, marked for amendments

104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.

Dated: June 16, 2023	By:	/s/ Daniel S. Char
Daniel S. Char
Senior Vice President, Chief Legal Officer, and Secretary